Exhibit 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: February 11, 2008

AMAZON.COM, INC.

By:	/s/ Michelle Wilson
	Name:	Michelle Wilson
	Title:	Senior Vice President, General Counsel and Secretary

AZBC HOLDINGS, INC.

By:	/s/ Michelle Wilson
	Name:	Michelle Wilson
	Title:	Senior Vice President and Secretary